UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2017

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio		44026
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 18, 2017, FML Sand LLC (“FML”), a subsidiary of Fairmount Santrol Holdings Inc. (the “Company”), entered into a long-term Lease Agreement (the “Lease Agreement”) for real property with the Fernandes family ranch owners who have held the property for several generations and are named in the Lease Agreement (together, the “Owner”). The Lease Agreement provides that FML may initially mine approximately 165 million tons of sand on approximately 3,250 acres of the Owner’s real property located in Winkler County, Texas (the “Site”), during a lease term of 40 years (the “Term”). The Company intends to build a mine and processing facility on the Site capable of producing approximately three million tons of proppant sand annually. In connection with the Lease Agreement, FML also has agreed to pay the Owner a lease fee of up to $40 million in the aggregate, including an initial payment of $20 million made upon signing the Lease Agreement. The Lease Agreement also provides that FML shall pay to the Owner a royalty fee which is expected to average $2.90 per ton for sand mined, processed and sold from the Site during the Term. The Lease Agreement may be terminated prior to the end of the Term upon the occurrence of certain specified events.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement, a copy of which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2017.

Item 7.01	Regulation FD Disclosure.

On July 24, 2017, the Company issued a press release announcing FML’s entry into the Lease Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Presentation materials, which are referenced in the Company’s press release and include information about the Site (the “Presentation Materials”), are also furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Presentation Materials will also be accessible online at the Company’s website (www.fairmountsantrol.com) on the “Investor Relations” page under “Events & Presentations.”

The information in this Current Report on Form 8-K, including the exhibit attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	The Company’s press release, dated July 24, 2017, announcing FML’s entry into the Lease Agreement.

99.2	The Presentation Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairmount Santrol Holdings Inc.
(Registrant)

Date July 24, 2017
/s/ Michael F. Biehl
Michael F. Biehl Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	The Company’s press release, dated July 24, 2017, announcing FML’s entry into the Lease Agreement.

99.2	The Presentation Materials.